Exhibit 99

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM THE UNITED STATES, AUSTRALIA, CANADA OR JAPAN OR ANY OTHER JURISDICTION WHERE TO DO SO WOULD BE UNLAWFUL.

FOR IMMEDIATE RELEASE

24 June 2013

Carphone Warehouse Group plc

("Carphone Warehouse" or the "Company")

Symbol: CPW

Proposed acquisition of 50 per cent. interest in New BBED Limited

Results of General Meeting

The Board announced on 30 April 2013 that it had conditionally agreed to acquire the 50 per cent. of New BBED Limited that the Company does not already own from Best Buy for a net consideration of £471 million.

In connection with the Acquisition, the Company announces that at the General Meeting of the Company held earlier today, all of the Resolutions, details of which are described in the circular and notice of meeting to Shareholders dated 6 June 2013 (the "Circular"), were duly passed.

At the General Meeting, each of the Resolutions was passed on a show of hands. The proxy voting results for the Resolutions were as follows:

Resolution (number as noted in notice of meeting)		Shares For	Shares Discretionary	Shares Against	Shares Marked as Votes Withheld / Abstentions
1	To approve the Acquisition	407,945,787	31,814	3,113	4,549,090
2	To approve amendments to the Carphone Warehouse Share Scheme and related matters	407,742,977	37,624	4,732,053	17,150
3	To approve the establishment of the CPW SAYE Scheme and related matters	412,463,426	35,924	12,554	17,900
4	To approve the establishment of the CPWG Share Plan and related matters	395,813,705	36,124	16,663,325	16,650
5	To approve amendments to the Participation Plan and related matters	399,776,423	37,624	12,696,152	19,605
6	To approve the disapplication of pre-emption rights in respect of the Share Award *	401,515,737	41,819	10,947,048	25,200

* Special resolution

A vote withheld is not a vote in law and does not count in the total of votes cast.

The issued share capital of the Company eligible to vote is 519,982,722 Ordinary Shares. Valid proxy appointments were made in respect of 412,529,804 Ordinary Shares (approximately 80%).

A copy of all Resolutions passed at the General Meeting will shortly be available for inspection at the Financial Conduct Authority's National Storage Mechanism which can be accessed at www.hemscott.com/nsm.do.

A further announcement regarding Admission will be released in due course.

Enquiries:

Carphone Warehouse Group plc
Tim Morris, Company Secretary and General Counsel
+44 208 753 8243

For further information, please visit www.cpwplc.com

Important notices

Certain statements contained or incorporated in this announcement may constitute "forward-looking statements".  In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms "believes", "estimates", "projects", "aims", "plans", "predicts", "prepares", "anticipates", "expects", "intends", "may", "will" or "should" or, in each case, their negative or other variations or comparable terminology, or by discussions of strategy, plans, objectives, goals, future events or intentions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Carphone Warehouse, and/or the Group, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such forward-looking statements are based on num erous assumptions regarding the Group's present and future business strategies and the environment in which Carphone Warehouse, and/or the Group will operate in the future.  These forward-looking statements speak only as at the date of this announcement.  Except as required by the FCA, the London Stock Exchange or applicable law (including as may be required by the UKLA Rules), Carphone Warehouse expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this announcement to reflect any change in Carphone Warehouse's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future or are beyond the Group's control.  Forward-looking statements are not guarantees of future performance.  The Company's actual results of operations, financial condition and the development of the business sector in which the Group operates may differ materially from those suggested by the forward-looking statements contained in this document including, but not limited to, UK domestic and global economic business conditions, market-related risks such as fluctuations in interest rates and exchange rates, the policies and actions of regulatory authorities, the impact of competition, currency changes, inflation, deflation, the timing impact and other uncertainties of future acquisitions or combinations within relevant industries, as well as the impact of tax and other legislation and other regulations in the jurisdictions in which the Group and its affiliates operate.  In addition, even if the Company's actual results of operations, financial condition and the development of the business sector in which the Group operates are consistent with the forward-lookin g statements contained in this announcement, those results or developments may not be indicative of results or developments in subsequent periods.  The forward-looking statements contained in this announcement speak only as of the date of this announcement.  The Company, the Directors and Credit Suisse expressly disclaim any obligations or undertaking to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by applicable law, the Prospectus Rules, the Listing Rules or the Disclosure and Transparency Rules.

Capitalised terms used in the Circular shall have the same meanings in this announcement.

Neither the content of the Company's website nor any website accessible by hyperlinks on the Company's website is incorporated in, or forms part of, this Announcement.